Exhibit 107

Calculation of Filing Fee Tables

Form F-10
(Form Type)

Seabridge Gold Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares (no par value)			(1)		(1)	-		-	-

	Debt	Debt Securities			(1)		(1)	-		-	-
	Other	Warrants			(1)		(1)	-		-	-
	Other	Subscription Receipts			(1)		(1)	-		-	-
	Other	Units			(1)		(1)	-		-	-
	Unallocated (Universal) Shelf	-	457(o)		(1)		(1)	$750,000,000	(2)	$0.00015310	$114,825
Total Offering Amounts								$750,000,000			$114,825
Total Fee Offsets											$71,630	(3)
Net Fee Due (3)											$43,195

(1)	There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of Common Shares, Debt Securities, Warrants, Subscription Receipts and Units of Seabridge Gold Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed US$750,000,000 (or its equivalent in any other currency used to denominate the securities).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)

A registration fee of US$82,650 was previously paid (together with offsets) with respect to securities registered under the Registrant's registration statement on Form F-10 filed on November 18, 2022 (No. 333-268485) (the “Prior Registration Statement”), pertaining to the registration of US$750,000,000 of securities of the Registrant, of which US$650,000,000 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act.

Pursuant to Rule 457(p) under the Securities Act of 1933, this registration statement includes US$650,000,000 of unsold securities that were previously registered under a Registration Statement on Form F-10 with the Securities and Exchange Commission on November 18, 2022 (File No. No. 333-268485) (the "Prior Registration Statement”). A filing fee of $82,650 with respect to an aggregate of $750,000,000 of securities was paid in connection with the filing of the Prior Registration Statement, which will continue to be applied to the unsold securities included on this registration statement. Of the $750,000,000 of securities registered on the Prior Registration Statement, for which a contemporaneous fee payment (together with offsets) of $82,650 was paid, $650,000,000 of the securities remain unsold, leaving $71,630 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement).

As the total filing fee required for this Registration Statement is US$114,825, taking into consideration the available offset of $71,630 from the Prior Registration Statement, the Registrant has accordingly transmitted US$43,195 otherwise due for this Registration Statement.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $750,000,000 of securities being registered hereby in the amount of $114,825 is offset by $71,630 in registration fees previously paid by the registrant with respect to securities that were registered but not issued pursuant to the Prior Registration Statement. Accordingly, the Registrant has transmitted US$43,195 otherwise due for this Registration Statement. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Seabridge Gold Inc.	F-10	333-268485	November 18, 2022		$71,630	Unallocated (Universal) Shelf		(1)	N/A	$650,000,000
Fee Offset Sources	Seabridge Gold Inc.	F-10/A	333-268485		December 27, 2022							$43,195	(2)

(1)	See Note (1) under Table 1 above.

(2)	See Note (3) under Table 1 above.